Exhibit 99.1

Amedisys Completes Home Health Joint Venture with the

University of Arkansas for Medical Sciences

LITTLE ROCK, Ark. and NASHVILLE, Tenn., December 13, 2022 (GLOBE NEWSWIRE) — Amedisys, Inc. (NASDAQ: AMED), a leading provider of quality home health, hospice, personal care and high-acuity care, has closed on its joint venture with the University of Arkansas for Medical Sciences (UAMS) to provide home health services in Searcy and Little Rock.

This joint venture is part of the partnership between UAMS, Amedisys and Contessa, an Amedisys company, to offer patients a full spectrum of medical care in the comfort and convenience of their own homes through UAMS Health Comprehensive Care at Home. Clinical services will include Recovery Care at Home, Rehabilitation Care at Home, Palliative Care at Home, Primary Care at Home and Home Health.

Home health services include skilled nursing care; physical, occupational and speech therapy; medical social work; and home health aides to assist with activities of daily living, such as bathing, dressing and eating. Home health services will operate as UAMS Health Home Health across 12 counties in Central Arkansas.

“Amedisys is proud to partner with UAMS to provide a comprehensive program that will improve the outcomes and experiences for our patients in Central Arkansas,” stated Amedisys Chairman and CEO Paul Kusserow. “Along with Contessa, our partnership allows us to offer this inaugural high acuity and home health care model to the region. This also marks the first partnership where Amedisys and Contessa are delivering this integrated model of comprehensive care in the home from the outset—a model we look to provide with other innovative health system partners nationwide.”

“UAMS is leading the ambitious goal of making Arkansas the healthiest state in the region, and this strategic initiative supercharges that vision,” said Cam Patterson, M.D., MBA, UAMS chancellor and CEO of UAMS Health. “We are thrilled to partner with Contessa and Amedisys to bring this first-of-its-kind model and the first Comprehensive Care at Home program to the state. We look forward to giving our patients an innovative option that delivers on our commitment of community-focused, patient-centered care.”

Amedisys’ home health operations now include 353 care centers within 34 states and the District of Columbia, with an average daily census of approximately 70,000 patients and approximately 11,000 home health employees.

In 2022, Modern Healthcare named Amedisys, Inc. to its prestigious Best Places to Work in Healthcare list for the second consecutive year. Amedisys is the second largest provider of home health care and the third largest provider of hospice care in the United States. As of the October 2022 Home Health Compare release, Amedisys’ Quality of Patient Care (QPC) Star score is 4.44 with 100% of its legacy home health care centers at a 4-star rating or above. This quality rating is 36.6% above the national average. The Company also provides hospice care, personal care, palliative care and high-acuity care.

About UAMS

UAMS is Arkansas’ only health sciences university, with colleges of Medicine, Nursing, Pharmacy, Health Professions and Public Health; a graduate school; a hospital; a main campus in Little Rock; a Northwest Arkansas regional campus in Fayetteville; a statewide network of regional campuses; and seven institutes: the Winthrop P. Rockefeller Cancer Institute, Jackson T. Stephens Spine & Neurosciences Institute, Harvey & Bernice Jones Eye Institute, Psychiatric Research Institute, Donald W. Reynolds Institute on Aging, Translational Research Institute and Institute for Digital Health & Innovation. UAMS includes UAMS Health, a statewide health system that encompasses all of UAMS’ clinical enterprise. UAMS is the only adult Level 1 trauma center in the state. UAMS has 3,047 students, 873 medical residents and fellows, and six dental residents. It is the state’s largest public employer with more than 11,000 employees, including 1,200 physicians who provide care to patients at UAMS, its regional campuses, Arkansas Children’s, the VA Medical Center and Baptist Health. Visit www.uams.edu or uamshealth.com.

About Contessa

Contessa, an Amedisys company, delivers comprehensive care at home. An industry pioneer since 2015, Contessa provides a coordinated suite of services including Recovery Care at Home, in lieu of being admitted to a hospital, Rehabilitation Care at Home, in lieu of being admitted to a skilled nursing facility, and Palliative Care at Home. Combining all the essential elements of an inpatient hospital or rehabilitation stay into the comfort of patient’ homes, Contessa allows partners to reimagine care delivery. Contessa utilizes Care Convergence™, a proprietary technology platform, to power a seamless solution that is safe, affordable and improves patient outcomes.

Based in Nashville, the company currently partners with 12 health systems and 30 health plans serving patients in nine states. Alongside Amedisys’s 21,000+ employees in 36 states and the District of Columbia, the company has the ability to serve more patients in a full care continuum, from primary care to end-of-life, all in the comfort of home. For more information, visit contessahealth.com or follow us at @contessahealth.

About Amedisys

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice, personal care and high-acuity care services. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; inpatient hospital, palliative, and skilled nursing facility (“SNF”) care in their homes; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 3,000 hospitals and 90,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 21,000 employees, in 547 care centers in 36 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 445,000 patients in need every year, performing more than 11.5 million visits annually. For more information about the Company, please visit: www.amedisys.com.

Forward-Looking Statements:

Words like “believes,” “belief,” “expects,” “strategy,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “will,” “could,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations; the impact of current and proposed federal, state and local vaccine mandates; staffing shortages driven by the competitive labor markets; changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis; changes in Medicare and other medical payment levels; our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively; competition in the healthcare industry; changes in the case mix of patients, the episodic versus non-episodic mix of our payors and payment methodologies; changes in estimates and judgments associated with critical accounting policies; our ability to maintain or establish new patient referral sources; our ability to consistently provide high-quality care; our ability to attract and retain qualified personnel; our ability to keep our patients and employees safe; changes in payments and covered services by federal and state governments; future cost containment initiatives undertaken by third-party payors; our access to financing; our ability to meet debt service requirements and comply with covenants in debt agreements; business disruptions due to natural disasters, climate change or acts of terrorism, widespread protests or civil unrest; our ability to integrate, manage and keep our information systems secure; the impact of inflation; our ability to realize the anticipated benefits of acquisitions, investments and joint ventures; and changes in laws or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.